Exhibit 3.2.39

Form BCA-2.10	ARTICLES OF INCORPORATION

(Rev. Jan. 1999) Jesse White Secretary of State Department of Business Services Springfield, IL 62756 http://www.sos.state.il.us	This space for use by Secretary of State	SUBMIT IN DUPLICATE! This space for use by Secretary of State
Payment must be made by certified check, cashier’s check, Illinois attorney’s check, Illinois C.P.A.’s check or money order, payable to “Secretary of State.”		Date Franchise Tax Filing Fee Approved:
1.	CORPORATE NAME: Southwest Illinois Treatment Center, Inc.

(The corporate name must contain the word “corporation”, “company,” “incorporated,” “limited” or an abbreviation thereof.)

2.	Initial Registered Agent: National Registered Agents, Inc.

First Name	Middle Initial	Last name

Initial Registered Office: 208 South LaSalle Street, Suite 1855

Number		Street	Suite E

Chicago	IL	Cook	60604
City		County	Zip Code

3.	Purpose or purposes for which the corporation is organized:

(if not sufficient space to cover this point, add one or more sheets of this size.)

Ownership and operation of a dependency treatment center.

4.	Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:

Class	Par Value per Share		Number of Shares Authorized	Number of Shares Proposed to be issued	Consideration to be Received Therefor
Common	$	No Par Value	1,000	1,000	$1,000

				TOTAL:	$1,000

Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:

(If not sufficient space to cover this point, add one or more sheets of this size.)

The securities represented hereby have not been registered under the Securities Act of 1933 or any state securities laws. Such securities and any securities or shares issued hereunder may not be sold, offered for sale or transferred in the absence of an effective registration statement under such act and any applicable state securities law or an opinion of counsel reasonably satisfactory to the company that such registration is not required.

(over)

5. OPTIONAL:	(a)	Number of directors constituting the initial board of directors of the corporation: 2.
	(b)	Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:

Name	Residential Address	City, State, ZIP
David R. Gnass	618 Church Street, Suite 510, Nashville,	Tennessee 37219
Patty Chadwick	618 Church Street, Suite 510, Nashville,	Tennessee 37219

6. OPTIONAL:	(a)	It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be:	$______________________
	(b)	It is estimated that the value of the property to be located within the State of Illinois during the following year will be:	$______________________
	(c)	It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be:	$______________________
	(d)	It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be:	$______________________

7.        OPTIONAL:    OTHER PROVISIONS

                                    Attach a separate sheet of this size for any other provision to be included in the Articles of

                                    Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating the internal

                                    Affairs, voting majority requirements, fixing a duration other than perpetual, etc.

8.	NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)

The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated: August 19, 2002
(Month & Day) Year

	Signature and Name		Address
1.	/s/ Melissa J. Hogan	1.	315 Deaderick Street, Suite 2700
	Signature		Street

	Melissa J. Hogan		Nashville, Tennessee 37238
	(Type or Print Name)		City/Town State ZIP CODE

2.		2.
	Signature		Street

	(Type or Print Name)		City/Town State ZIP CODE

3.		3.
	Signature		Street

	(Type or Print Name)		City/Town State ZIP CODE

(Signatures must be in BLACK INK on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)

NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the

Execution shall be by its president or vice president and verified by him, and attested by its secretary or assistant secretary.

FEE SCHEDULE

•	The initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capital represented in this state, with a minimum of $25.

•	The filing fee is $75.

•	The minimum total due (franchise tax + filing fee) is $100.

(Applies when the Consideration to be Received as set forth in Item 4 does not exceed $16,667)

•	The Department of Business Services in Springfield will provide assistance in calculating the total fees if necessary.

Illinois Secretary of State                Springfield, IL 62756

Department of Business Services    Telephone (217) 782-9522 or 782-9523                                                                         C-162.20

FORM BCA 5.10/5.20 (rev. Dec. 2003)

STATEMENT OF CHANGE OF

REGISTERED AGENT AND/OR

REGISTERED OFFICE

Business Corporation Act

Jesse White, Secretary of State

Department of Business Services

Springfield, IL 62756

Telephone (217) 782-3647

www.cyberdriveillinois.com

Remit payment in the form of a

Check or money order payable

To the Secretary of State

                                          File # 62368861 Filing Fee: $25.00 Approved:

                    Submit in duplicate             Type or Print clearly in black ink          Do no write above this line

1.	CORPORATE NAME: SOUTHWEST ILLINOIS TREATMENT CENTER, INC.
2.	STATE OR COUNTRY OF INCORPORATION: ILLINOIS

3.	Name and address of the registered agent and registered office as they appear on the records of the office of the Secretary of State (before change):

Registered Agent:	National Registered Agents, Inc.
	First Name	Middle Name	Last Name

Registered Office:	208 South LaSalle Street, Suite 1855
	Number	Street	Suite No. (A P.O. Box alone is not acceptable)

Chicago, IL 60604, County of Cook
	City	ZIP Code	County

4.	Name and address of the registered agent and registered office shall be (after all changes herein reported):

Registered Agent:	National Registered Agents, Inc.
	First Name	Middle Name	Last Name

Registered Office:	200 West Adams Street
	Number	Street	Suite No. (A P.O. Box alone is not acceptable)

Chicago, IL 60606, County of Cook
	City	ZIP Code	County

5.	The address of the registered office and the address of the business office of the registered agent, as changed, will be identical.

6.	The above change was authorized by: (“X” one box only)

a.	☐	By resolution duly adopted by the board of directors.	(Note 5)
b.	☒	By action of the registered agent.	(Note 6)

SEE REVERSE SIDE FOR SIGNATURES(S).

7.	(If authorized by the board of directors, sign here, See Note 5)

The undersigned corporation has caused this statement to be signed by a duly authorized officer who affirms, under penalties of perjury, that the facts stated herein are true.

Dated
	(Month & Day)	(Year)	(Exact Name of Corporation)

____________________________________________

(Any Authorized Officer’s Signature)

____________________________________________

(Type or Print Name and Title)

(If change of registered office by registered agent, sign here, See Note 6)

The undersigned, under penalties of perjury, affirms that the facts stated herein are true.

National Registered Agents, Inc.

Dated	April 25, 2004	By:	/s/ Robert K. Rowell
	(Year)		(Signature of Registered Agent of Record)

Robert K. Rowell, Vice President
(Type or print name. If the registered agent is a corporation, type or print the name and title of the officer who is signing on its behalf.)

NOTES

1.	The registered office may, but need not be the same as the principal office of the corporation. However, the registered office and the office address of the registered agent must be the same.

2.	The registered office must include a street or road address; a post office box number alone is not acceptable.

3.	A corporation cannot act as it own registered agent.

4.	If the registered office is changed from one county to another, then the corporation must file with the recorder of deeds of the new county a certified copy of the articles of incorporation and a certified copy of the statement of change of registered office. Such certified copies may be obtained ONLY from the Secretary of State.

5.	Any change of registered agent must be by resolution adopted by the board of directors. This statement must then be signed by a duly authorized officer.

6.	The registered agent may report a change of the registered office of the corporation for which he or she is registered agent. When the agent reports such a change, this statement must be signed by the registered agent. If a corporation is acting as the registered agent, a duly authorized officer of such corporation must sign this statement.